Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MCGRAW CONGLOMERATE CORPORATION", CHANGING ITS NAME FROM "MCGRAW CONGLOMERATE CORPORATION" TO "MIDNIGHT GAMING CORPORATION", FILED IN THIS OFFICE ON THE TENTH DAY OF MAY, A.D. 2018, AT 1:05 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

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STATE OF DELAWARE

. . CERTIFICATE OF AMENDMENT . ·.

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

McGraw Conglomerate Corporation

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corproation for consideration thereof. The resolution setting forth the proposed amendment is as follow:

RESOLVED. that the Certificate of Incoerporation of the corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

 The name of the Corporation is Midnight Gaming Corporation

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and help upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

 IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 10th day of May 2018.

By: /s/ Kinney L. McGraw
Authorized Officer

Title: President

Name: Kinney L. McGraw
Print or Type

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Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MCGRAW CONGLOMERATE CORPORATION", CHANGING ITS NAME FROM "MCGRAW CONGLOMERATE CORPORATION" TO "MIDNIGHT GAMING CORPORATION", FILED IN THIS OFFICE ON THE TENTH DAY OF MAY, A.D. 2018, AT 1:05 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

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